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                                                                EXHIBIT 10.18(C)

                               THIRD AMENDMENT TO
                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


                  THIS THIRD AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the "Third Amendment") is entered into this 24th day of March, 2004, by and among Animas Corporation, a Delaware corporation (the "Company"), and certain holders of the Company's capital stock.


                  WHEREAS, the Company and certain of the Holders have entered into that Amended and Restated Stockholders Agreement, dated as of October 11, 2001 (as amended by the First Amendment to Amended and Restated Stockholders Agreement dated as of May 13, 2002 (the "First Amendment"), together with all joinders thereto, and the Second Amendment to Amended and Restated Stockholders Agreement dated as of January 21, 2003, together will all joinders thereto, the "Stockholders Agreement");

                  WHEREAS, the Company sold and issued additional shares of Series C Convertible Preferred Stock, $0.01 par value per share (the "Series C Preferred Stock"), including those issuable upon exercise of warrants to purchase shares of Series C Preferred Stock (the "Warrants"), pursuant to a Unit Purchase Agreement dated January 21, 2003, a Unit Purchase Agreement dated March 21, 2003, a Unit Purchase Agreement dated November 18, 2003, and any other Unit Purchase Agreement (each, a "Unit Purchase Agreement" and, collectively, "Unit Purchase Agreements"), among the Company and the purchasers thereunder (the "Unit Purchasers");

                  WHEREAS, the Company refinanced and increased its line of credit pursuant to the Loan and Security Agreement dated as of November 7, 2003 (the "2003 SVB Line of Credit"), by and among the Company, Animas Diabetes Care, LLC and Silicon Valley Bank, a California chartered bank ("SVB"), and in connection with the 2003 SVB Line of Credit, issued a warrant to purchase 5,000 shares of Series C Preferred Stock to SVB (the "2003 SVB Warrant");

                  WHEREAS, the Company and the Holders desire to amend the Stockholders Agreement as set forth herein to subject all Unit Purchasers to those certain rights and obligations as set forth in the Stockholders Agreement;

                  WHEREAS, the Company and the Holders desire to further amend the Stockholders Agreement to make all Warrants and the 2003 SVB Warrant subject to the Stockholders Agreement;

                  WHEREAS, the Company and the Holders desire to further amend the Stockholders Agreement with respect to termination of the Stockholders Agreement as described in Section 8 thereto; and

                  WHEREAS, Section 14 of the Stockholders Agreement provides that the Stockholders Agreement may be amended or modified upon the written consent of (i) the Company, (ii) the Initial Series B Purchasers holding at least 60% of the votes entitled to be cast by the holders of Series B Convertible Preferred Stock, $0.01 par value per share (the "Series B

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Preferred Stock") owned by all such Initial Series B Purchasers, solely with respect to such shares of Series B Preferred Stock, (iii) the Initial Purchasers holding at least 60% of the votes entitled to be cast by the holders of shares of Series C Preferred Stock owned by all such Initial Purchasers, solely with respect to such shares of Series C Preferred Stock, and (iv) the holders of a majority of the votes entitled to be cast by the holders of the outstanding Preferred Stock, solely with respect to such Preferred Stock (for purposes of this Third Amendment, collectively, the "Requisite Shares").

                  NOW THEREFORE, in consideration of the premises and the mutual promises, covenants and agreement contained in this Third Amendment, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

                  1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Stockholders Agreement.

                  2.       Amendments to Stockholders Agreement.

                           a.       Additional Defined Term. The following
additional defined term is hereby added to the Stockholders Agreement:

                                    i)       "Unit Purchase Agreements" shall
mean, collectively, that certain Unit Purchase Agreement dated January 21, 2003 (together with all joinders thereto), that certain Unit Purchase Agreement dated March 21, 2003 (together will all joinders thereto), that Unit Purchase Agreement dated November 18, 2003 (together will all joinders thereto), and any other Unit Purchase Agreement among the Company and any other parties thereto pursuant to which such other party or parties acquired Units.

                           b.       Amendments to Existing Definitions. The
following existing defined terms of the Stockholders Agreement are hereby amended:

                                    i)       The term "Series C Investor" shall
be amended in its entirety and, from and after the date hereof, shall mean, collectively, (i) the purchasers of Series C Preferred Stock pursuant to the Series C Purchase Agreement, including the Additional Series C Investors (as defined in the First Amendment), (ii) the purchasers of Units pursuant to the Unit Purchase Agreements, and (iii) Silicon Valley Bank;

                                    ii)      The term "SVB Warrants" shall be
amended in its entirety and, from and after the date hereof, shall mean any warrants issued or which may be issued to Silicon Valley Bank to purchase up to 10,000 shares (subject to adjustment for stock splits, dividends, reclassifications, exchanges, combinations or substitutions) of Series C Preferred Stock (including but not limited to those certain warrants to purchase 5,000 shares of Series C Preferred Stock issued to Silicon Valley Bank on November 4, 2002 and those certain warrants to purchase 5,000 shares of Series C Preferred Stock issued to Silicon Valley Bank on December 31, 2003);

                                    iii)     The definition of "Unit Purchase
Agreement" shall be deleted from this Agreement and replaced in its entirety with the definition of "Unit Purchase Agreements" described above.

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                                    iv)      The term "Units" shall be amended
in its entirety and, from and after the date hereof, shall mean, collectively, those certain Units purchased pursuant to the Unit Purchase Agreements and consisting of one share of Series C Preferred Stock and a Warrant; and

                                    v)       The term "Warrants" shall be
amended in its entirety and, from and after the date hereof, shall mean, collectively, those certain warrants to purchase nine-tenth of one share (0.9) of Series C Preferred Stock issued pursuant to the Unit Purchase Agreements.

                           c.       Amendment to Section 8. The provisions of
Section 8 of the Stockholders Agreement are hereby amended and restated to read, in its entirety, as follows:

                                    "8. Termination. This Agreement, and the respective rights and obligations of the parties hereto, shall terminate upon the Company's completion of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act (other than on Form S-4 or S-8 or any successor form thereto) covering the offer and sale of Common Stock for the account of the Company, in which (i) the aggregate price paid by the public for the purchase of Common Stock from the Company and all selling stockholders equals or exceeds $40,000,000 (calculated before deducting underwriters commissions and other offering expenses), and (ii) the public offering price per share of Common Stock (calculated before deducting underwriters discounts and commissions) equals or exceeds $15.00 in the case of an offering which closes on or prior to December 31, 2004, or $20.00 thereafter, in each case as subsequently adjusted to reflect the effect of any subdivision, combination, or reverse stock split."

                  3. Ratification of Stockholders Agreement. Except as otherwise amended herein, all other provisions of the Stockholders Agreement, as previously amended, shall remain in full force and effect, and are hereby ratified and confirmed.

                  4. Governing Law. This Third Amendment and all questions relating to its validity, interpretation, performance and enforcement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict of laws doctrines of such Commonwealth or any other jurisdiction to the contrary.

                  5. Counterparts; Facsimile Execution. This Third Amendment may be executed in any number of counterparts, including by facsimile signature, each of which shall be an original and all of which, when taken together, shall be deemed one and the same agreement.

                  6. Effective Time. This Third Amendment shall become effective and legally binding upon the Company and the other parties hereto, and shall be deemed to

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effectively amend the Stockholders Agreement, as previously amended, when one or more counterparts hereof, individually or taken together, shall bear the signatures of the holders (or their designated representatives) of the Requisite Shares.

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         IN WITNESS WHEREOF, the parties hereto have executed, or caused this
Third Amendment to Amended and Restated Stockholders Agreement to be executed by its duly authorized officer or other representative, on the date and year first above written.

ANIMAS CORPORATION

By: \s\ Richard A. Baron
     ----------------------------
Name: Richard A. Baron
Title: Vice President and
       Chief Financial Officer

\s\ Katherine Crothall
---------------------------------
KATHERINE CROTHALL, PRESIDENT
AND CHIEF EXECUTIVE OFFICER OF
ANIMAS CORPORATION, SIGNING
PURSUANT TO THE POWER OF
ATTORNEY GRANTED BY:

KATHERINE CROTHALL                      JOSEPH BYRUM
GRAEME CROTHALL                         TENNYSON FUND II, LLLP
PETER LAAKMANN TRUST                    BANKAMERICA INVESTMENT
KAREN LAAKMANN TRUST                    CORPORATION
CHRISTINE LAAKMANN TRUST                ROY CARMINE AMERENA
GAYLE LAAKMANN TRUST                    JOHN N. SPINK
GWEN CROTHALL TRUST                     GRAHAME PETER MURRAY
WILLIAM A. GRAHAM, IV                   CHRIS COYNE
TRUST UNDER AGREEMENT FOR               GREG COYNE
WILLIAM A. GRAHAM, V                    CITY NATIONAL BANK TTEE FBO
TRUST UNDER AGREEMENT FOR               DWT/PARSONS
LAURA M. GRAHAM                         DONALD A. SIVICK, JR
DEED OF TRUST OF WILLIAM A.             DANIEL W. K. NG
GRAHAM, IV, DATED MAY 19, 1996          MICHAEL J. MITCHELL
DEED OF TRUST OF WILLIAM A.             JOHN C. TOMPKINS
GRAHAM, IV, DATED JULY 27, 1998         SARA LEE TOMPKINS
HLM/UH FUND L.P.                        WILLIAM KEANE
HLM OPPORTUNITIES FUND, L.P.            PILGRIM BAXTER HYBRID PARTNERS II, L.P.
HLM/CB FUND II, L.P.                    NG ASSOCIATES
LIBERTY ADVISORS, INC.                  U.S. BANCORP PIPER JAFFRAY ECM FUND II,
LIBERTY VENTURES I, L.P.                LLC
LIBERTY VENTURES II, L.P.               U.S. BANCORP PIPER JAFFRAY ECM FUND II,

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TDH CAPITAL PARTNERS                    INVESTORS 03
ANVERS L.P.                             INVESTCARE PARTNERS LIMITED
ANVERS II L.P.                          PARTNERSHIP

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